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                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                       OF

                       CYBEX COMPUTER PRODUCTS CORPORATION

         Name of Subsidiary                                            State or Country of Organization
         ------------------                                            --------------------------------
         Cybex Europe, Ltd.                                            Ireland

         Cybex International Corporation                               Barbados

         Cybex Computertechnik, GmbH                                   Germany

         Elsner Computertechnik, GmbH                                  Germany

         PolyCon Data Systems, GmbH                                    Germany

         PolyCon Investments, Inc.
            d/b/a Elsner Technologies                                  Texas